UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2012

Date of Report

(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue

New York, NY 10021

(Address of principal executive offices)

(212) 606-7000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture for 5.25% Senior Notes due 2022

On September 27, 2012, Sotheby’s (the “Company”) issued $300,000,000 aggregate principal amount of 5.25% Senior Notes due 2022 (the “Notes”) to Goldman, Sachs & Co., J.P. Morgan Securities LLC, Comerica Securities, Inc. and HSBC Securities (USA) Inc., as initial purchasers (collectively, the “Initial Purchasers”). The Notes were offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the sale of the Notes were approximately $294.6 million, after deducting commissions to the initial purchasers.

The Notes are governed by an Indenture, dated as of September 27, 2012 (the “Indenture”), among the Company, certain subsidiary guarantors named therein, and U.S. Bank National Association, as trustee, and will bear interest at a rate of 5.25% per year, payable in cash semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2013. The Notes will mature on October 1, 2022.

Holders of the Notes do not have registration rights, and the Notes have not been and will not be registered under the Securities Act.

The Notes are guaranteed, jointly and severally, on a senior unsecured basis by certain of the Company’s existing and future domestic subsidiaries to the extent and on the same basis that such subsidiaries guarantee the Company’s senior revolving credit facility.

The Notes will be redeemable, in whole or in part, on or after October 1, 2017, at specified redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date. Prior to October 1, 2017, the Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a premium equal to the greater of 1% of the principal amount of the Notes and a make-whole premium.

In addition, at any time prior to October 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at the redemption price of 105.25% plus accrued and unpaid interest.

If the Company experiences a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes then outstanding at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest.

The Indenture also contains covenants that limit, among other things, the Company and its subsidiaries’ ability to:

•	grant liens on their assets;

•	enter into sale and leaseback transactions; and

•	merge, consolidate or transfer or dispose of substantially all of their assets.

The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Indenture for 5.25% Senior Notes due 2022” in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 27, 2012, for the 5.25% Senior Notes due 2022 among Sotheby’s, as Issuer, the Initial Subsidiary Guarantors Party thereto and U.S. Bank National Association, as Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012	SOTHEBY’S

	By:	/s/ Kevin M. Delaney
	Name:	Kevin M. Delaney
	Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Exhibit No.	Description

4.1	Indenture, dated as of September 27, 2012, for the 5.25% Senior Notes due 2022 among Sotheby’s, as Issuer, the Initial Subsidiary Guarantors Party thereto and U.S. Bank National Association, as Trustee.